Exhibit 5.2

March 12, 2019

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as special Alabama, Mississippi, and North Carolina counsel to the entities listed on Schedule I attached hereto (collectively, the “AL/MS/NC Subsidiary Guarantors”), in connection with the AL/MS/NC Subsidiary Guarantors’ proposed guarantees (collectively, the “Debt Securities Guarantees”) of debt securities (collectively, the “Debt Securities”) to be issued from time to time by Community Health Systems, Inc., a Delaware corporation (“Parent”), or CHS/Community Health Systems, Inc., a Delaware corporation (“CHS” and, together with Parent, the “Issuers”), pursuant to forms of senior and subordinated notes indentures (such forms, collectively, the “Indentures”) referenced by cross-reference in Exhibits 4.1, 4.2, 4.3 and 4.4 to the Issuers’ registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about March 12, 2019.

In rendering the opinions set forth herein, we have examined and relied on originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indentures, and the records and documents of the AL/MS/NC Subsidiary Guarantors (as certified by the AL/MS/NC Subsidiary Guarantors to be true and correct) and the certificates of public officials listed on Schedule II attached hereto (the “Entity Documents”). We have reviewed no other documents in connection with the preparation or issuance of this opinion.

In rendering the opinions set forth below, we have relied with respect to factual matters, upon the representations, warranties and other information in the Registration Statement, the Indentures, and the Entity Documents. Further, in rendering the opinions set forth below, we have, with your consent, relied only upon examination of the documents described above and have made no independent verification or investigation of the factual matters set forth therein or herein. We did not participate in the negotiation or preparation of the Indentures and have not advised the Issuers or the AL/MS/NC Subsidiary Guarantors with respect to such documents or transactions contemplated thereby.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such copies. As to all questions of fact material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuers and the AL/MS/NC Subsidiary Guarantors and have assumed that such matters remain true and correct through the date hereof.

Based on the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1. Based solely on the respective Certificates of Existence (as defined on Schedule II) for such entities, each of the AL/MS/NC Subsidiary Guarantors is validly existing under the laws of the State of Alabama, Mississippi, or North Carolina, as applicable.

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2. Each of the AL/MS/NC Subsidiary Guarantors has the requisite corporate or limited liability company, as applicable, power to authorize the execution, delivery, and performance by such AL/MS/NC Subsidiary Guarantor of a Debt Securities Guarantee as contemplated by the Indentures.

3. The Debt Securities Guarantees, upon being subsequently (i) duly authorized by all necessary corporate or limited liability company, as applicable, action, (ii) executed by an authorized signatory, and (iii) delivered, will be validly authorized, executed, and delivered for corporate or limited liability company, as applicable, law purposes by each AL/MS/NC Subsidiary Guarantor.

Unless explicitly addressed herein, this opinion does not address any of the following legal issues, and we specifically express no opinion with respect thereto:

(a) State securities laws and regulations (including all “Blue Sky” or legal investment laws), and state laws and regulations relating to commodity (and other) futures and indices and other similar instruments.

(b) State pension and employee benefit laws and regulations.

(c) State antitrust and unfair competition laws and regulations.

(d) Compliance with state fiduciary duty requirements or the consequences of any breach thereof.

(e) State environmental laws and regulations.

(f) State land use, zoning, building, construction, and subdivision laws and regulations.

(g) Any laws, rules, or regulations of any county, municipality, or similar political subdivision of any state or the agencies or instrumentalities thereof.

(h) State tax laws and regulations.

(i) State patent, copyright, trademark, and other state intellectual property laws and regulations.

(j) State racketeering laws and regulations.

(k) State health and safety laws and regulations.

(l) State labor laws and regulations.

(m) State laws, regulations and policies concerning (i) national and local emergency and terrorism, (ii) possible judicial deference to acts of sovereign states, (iii) corrupt practices, and (iv) criminal and civil forfeiture laws.

(n) State insurance laws and regulations.

(o) Other state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

(p) State banking and financial institution and financial services laws.

(q) State laws and regulations regarding usury, interest rates, loan fees, and other loan, lender, or transaction charges or fees.

(r) Any state anti-kickback or anti-referral laws, and regulations promulgated thereunder.

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(s) Laws or regulations relating to swaps and other interest rate hedging arrangements or guarantees of obligations arising thereunder.

Further, the opinions set forth above are subject to the following qualifications and limitations:

(a) We express no opinion regarding (i) the effect of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors generally, and (ii) restrictions relating to capital adequacy that may be applicable to the AL/MS/NC Subsidiary Guarantors to the extent the transactions or any Debt Securities Guarantee may be deemed a dividend or distribution.

(b) Under Alabama, Mississippi, and North Carolina corporate and limited liability company law, our opinions as to the authority of each AL/MS/NC Subsidiary Guarantor to enter into the Debt Securities Guarantees and the transactions described in the Registration Statement and the Indentures are subject to the assumptions that (i) no AL/MS/NC Subsidiary Guarantor is insolvent or is or will be rendered insolvent by the execution of any Debt Securities Guarantee or any document contemplated by the Registration Statement and the Indentures or the entering into the transactions described by the Registration Statement and the Indentures, because certain aspects of the transactions may be regarded as distributions under applicable corporate and limited liability company laws and distributions may not be made by corporations or limited liability companies that are insolvent or are rendered insolvent thereby, and (ii) the transactions are “fair” to each AL/MS/NC Subsidiary Guarantor within the meaning of applicable corporate and limited liability company laws, which may render voidable certain transactions among entities with interlocking directors, managers, shareholders, members, or officers that are otherwise “interested” in the transaction unless the transaction is (y) approved by certain parties that are not available in connection with the transactions or (z) fair to the corporation or limited liability company.

(c) We note that the Indentures are governed by the laws of the State of New York. We express no opinion regarding the enforceability of any provisions of the Registration Statement, the Indentures, any Debt Securities Guarantee, or any other document contemplated by the Registration Statement and the Indentures or the sufficiency of such documents to create or perfect a security interest or enforceable liens on any property or collateral described therein. Further, we have assumed that the Registration Statement, the Indentures, any Debt Securities Guarantee, or any other document contemplated by the Registration Statement and the Indentures, and each provision thereof, are and will be legal, valid and binding obligations of all parties thereto, enforceable in accordance with their terms, under all applicable laws.

(d) The opinions set forth in opinion paragraph 3 hereof are further subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Debt Securities Guarantee:

(i) the Debt Securities Guarantee will be issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the AL/MS/NC Subsidiary Guarantor of a supplemental indenture creating the form and terms of the Debt Securities Guarantee (and, if relevant, the execution and delivery of the Debt Securities Guarantee or any notation of Debt Securities Guarantee) and the performance by the AL/MS/NC Subsidiary Guarantor of the Indenture, the supplemental indenture and the Debt Securities Guarantee will not (A) result in a default under or breach of any agreement or instrument binding upon the AL/MS/NC Subsidiary Guarantor, or any order, judgment or decree of any court or governmental authority applicable to the AL/MS/NC Subsidiary Guarantor, or (B) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization by the AL/MS/NC Subsidiary Guarantor of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the AL/MS/NC Subsidiary Guarantor, as described above will not have been superseded, modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents;

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(iv) the Indenture will not have been modified or amended (other than by a supplemental indenture or officers’ certificate establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Debt Securities Guarantee); and

(v) the Entity Documents of the AL/MS/NC Subsidiary Guarantor, as currently in effect, will not have been modified or amended and will be in full force and effect, and there will be no change in applicable law relevant to this opinion letter, including applicable law governing the guarantying of indebtedness by any AL/MS/NC Subsidiary Guarantor, prior to the AL/MS/NC Subsidiary Guarantor entering into the applicable Debt Securities Guarantee.

We are admitted to practice law in the States of Alabama, Mississippi, and North Carolina. The opinions expressed herein are limited in all respects to the statutes and regulations of the States of Alabama, Mississippi, and North Carolina as in effect on the date hereof. We express no opinion as to the laws of any other jurisdiction, including federal law.

This opinion is limited to the matters expressly set forth above, and no opinion is implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you of any future changes in the facts or law relating to the matters covered by this opinion.

We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Simpson Thacher & Bartlett LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bradley Arant Boult Cummings LLP

Schedule I

AL/MS/NC Subsidiary Guarantors

1.	Foley Hospital Corporation, an Alabama corporation

2.	QHG of Enterprise, Inc., an Alabama corporation

3.	Biloxi H.M.A., LLC, a Mississippi limited liability company

4.	Brandon HMA, LLC, a Mississippi limited liability company

5.	Jackson HMA, LLC, a Mississippi limited liability company

6.	Madison HMA, LLC, a Mississippi limited liability company

7.	QHG of Forrest County, Inc., a Mississippi corporation

8.	QHG of Hattiesburg, Inc., a Mississippi corporation

9.	River Oaks Hospital, LLC, a Mississippi limited liability company

10.	River Region Medical Corporation, a Mississippi corporation

11.	ROH, LLC, a Mississippi limited liability company

12.	Statesville HMA, LLC, a North Carolina limited liability company

Schedule II

Entity Documents

1. The certificate with respect to various factual matters signed by an officer of each of the AL/MS/NC Subsidiary Guarantors and dated the date of this opinion (the “Officers’ Certificate”).

2. Certificates of Existence for the following entities issued by the Alabama Secretary of State on the respective dates listed below (the “Alabama Certificates of Existence”):

Foley Hospital Corporation	February 27, 2019
QHG of Enterprise, Inc.	February 27, 2019

3. Certificates of Compliance for the following entities issued by the Alabama Department of Revenue on the respective dates listed below (the “Alabama Certificates of Compliance”):

Foley Hospital Corporation	March 5, 2019
QHG of Enterprise, Inc.	March 5, 2019

4. Certificates of Good Standing for the following entities issued by the Mississippi Secretary of State on the respective dates listed below (the “Mississippi Certificates of Good Standing”):

Biloxi H.M.A., LLC	February 27, 2019
Brandon HMA, LLC	February 27, 2019
Jackson HMA, LLC	February 27, 2019
Madison HMA, LLC	February 27, 2019
QHG of Forrest County, Inc.	February 27, 2019
QHG of Hattiesburg, Inc.	February 27, 2019
River Oaks Hospital, LLC	February 27, 2019
River Region Medical Corporation	February 27, 2019
ROH, LLC	February 27, 2019

5. Certificates of Existence for the following entities issued by the North Carolina Secretary of State on the respective dates listed below (the “North Carolina Certificates of Existence,” and together with the Alabama Certificates of Existence, the Alabama Certificates of Compliance, and the Mississippi Certificates of Good Standing, the “Certificates of Existence”):

Statesville HMA, LLC	February 27, 2019

6. Articles of Incorporation, Articles of Organization, and applicable amendment documents for each of the AL/MS/NC Subsidiary Guarantors, as certified by an officer of each of the AL/MS/NC Subsidiary Guarantors as in effect on the date hereof.

7. Bylaws, operating agreements, and applicable amendment documents for each of the AL/MS/NC Subsidiary Guarantors, as certified by an officer of each of the AL/MS/NC Subsidiary Guarantors as in effect on the date hereof.

8. Resolutions for each of the AL/MS/NC Subsidiary Guarantors adopted by the applicable governing body of each of the AL/MS/NC Subsidiary Guarantors, as certified by an officer of each of the AL/MS/NC Subsidiary Guarantors as in effect on the date hereof.